      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1997
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                    SOUTHWEST BANCORPORATION OF TEXAS, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                                      76-0519693
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)


                             4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
          (Address of principal executive offices, including zip code)

                               _________________

                  SOUTHWEST BANK OF TEXAS 401(K) SAVINGS PLAN
                            (Full title of the plan)

                                DAVID C. FARRIES
                            EXECUTIVE VICE PRESIDENT
                    SOUTHWEST BANCORPORATION OF TEXAS, INC.
                             4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                    (Name and address of agent for service)

                                 (713) 235-8800
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                                Michael P. Finch
                             Vinson & Elkins L.L.P.
                             2300 First City Tower
                               1001 Fannin Street
                           Houston, Texas 77002-6760

                        CALCULATION OF REGISTRATION FEE

====================================================================================
     TITLE OF         AMOUNT         PROPOSED            PROPOSED        AMOUNT OF
 SECURITIES TO BE     TO BE      MAXIMUM OFFERING    MAXIMUM AGGREGATE  REGISTRATION
  REGISTERED (1)    REGISTERED  PRICE PER SHARE (2)   OFFERING PRICE        FEE
------------------------------------------------------------------------------------
Common Stock,
$1.00 par value        250,000       $23.675            $5,918,750       $1,794.00
====================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the Plan named above.

(2) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the three month period ended March 31, 1997.

     (c) Description of the Common Stock contained in the Company's Prospectus dated January 27, 1997 (the "Prospectus"), included in the Company's Registration Statement on Form S-1 (Registration Statement No. 333-16509).

     All documents filed by the Company and the Plan pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of the Company provide that, subject to certain limitations, its officers and directors (and certain other individuals acting on behalf of the Company) will be indemnified by the Company against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such persons, to the fullest extent permitted under the Texas Business Corporation Act (the "TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

     The Company's Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or the shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an action or omission for which the liability of the director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or dividend.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

          *4.1  Articles of Incorporation of the Company (Exhibit 3.1).

          *4.2 Amendment dated December 18, 1996 to Articles of Incorporation of the Company (Exhibit 3.3).

          *4.3 Bylaws of the Company, restated as of December 31, 1996 (Exhibit 3.2).

           4.4 Southwest Bank of Texas 401(k) Savings Plan as amended and restated as of January 1, 1994 (the "401(k) Plan").

           4.5  First Amendment to the 401(k) Plan, dated November 15, 1994.

           4.6  Second Amendment of the 401(k) Plan, dated January 1, 1996.

           4.7  Third Amendment to the 401(k) Plan, dated December 17, 1996.

           4.8  Fourth Amendment to the 401(k) Plan, dated May 1, 1997.

           5.1  Opinion of Vinson & Elkins L.L.P.

          23.1  Consent of Coopers & Lybrand L.L.P.

          23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

          24.1  Powers of Attorney (included on signature page).
_____________________________

* Incorporated by reference to the Exhibit number shown in parentheses filed with the Company's Form S-1 Registration Statement No. 333-16509.

     The Registrant has submitted the Plan and will submit all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes thereto required by the IRS in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 28TH DAY OF MAY, 1997.

                                    SOUTHWEST BANCORPORATION OF TEXAS,
                                       INC.


                                    By: /s/  WALTER E. JOHNSON
                                       -----------------------------------
                                         Chairman of the Board and
                                           Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Murphy, Jr., David C. Farries and R. John McWhorter, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURE                               TITLE                            DATE
         ---------                               -----                            ----

     /s/  WALTER E. JOHNSON          Chairman of the Board and Chief            May 28, 1997
---------------------------------    Executive Officer (Principal Executive
          Walter E. Johnson          Officer)


     /s/   DAVID C. FARRIES          Executive Vice President, Treasurer and    May 28, 1997
---------------------------------    Secretary (Principal Financial Officer)
           David C. Farries

     /s/   R. JOHN McWHORTER         Vice President and Controller              May 28, 1997
---------------------------------    (Principal Accounting Officer)
           R. John McWhorter

     /s/   J. DAVID HEANEY           Director                                   May 28, 1997
---------------------------------
           J. David Heaney

     /s/   JOHN W. JOHNSON           Director                                   May 28, 1997
---------------------------------
           John W. Johnson

     /s/   JOHN B. BROCK III         Director                                   May 28, 1997
---------------------------------
           John B. Brock III

     /s/   ERNEST H. COCKRELL        Director                                   May 28, 1997
---------------------------------
           Ernest H. Cockrell

     /s/   WILHELMINA R. MORIAN      Director                                   May 28, 1997
---------------------------------
           Wilhelmina R. Morian

     /s/   PAUL B. MURPHY, JR.       Director and President                     May 28, 1997
---------------------------------
           Paul B. Murphy, Jr.

     /s/  ANDRES PALANDJOGLOU        Director                                   May 28, 1997
---------------------------------
          Andres Palandjoglou

     /s/   MICHAEL T. WILLIS         Director                                   May 28, 1997
---------------------------------
           Michael T. Willis
